EXHIBIT 99.1

BANCORP 34, INC.	Contact: Kevin Vaughn
8777 E. HARTFORD DRIVE	Chief Financial Officer
SUITE 100	(623) 334-6064
SCOTTSDALE, AZ 85255	BCTF@Bank34.com

FOR IMMEDIATE RELEASE – March 19, 2024

Bancorp 34, Inc.

Announces Completion of the Merger Between Bank 34 and Commerce
Bank of Arizona

Merger creates a $1 billion in assets commercial bank serving Arizona, and the southern New Mexico / El Paso, Texas markets.

Scottsdale, Arizona – Bancorp 34, Inc. (OTCQB: BCTF), the parent company for Bank 34, today announced that it has completed its previously announced merger with CBOA Financial, Inc. (“CBOF”), the parent company of Tucson, Arizona based Commerce Bank of Arizona (“Commerce Bank”), effective March 19, 2024. Also, effective March 19, 2024, Commerce Bank merged into Bank 34.

Commerce Bank had approximately $433 million in total assets, $325 million in gross loans and $340 million in deposits as of December 31, 2023. Commerce Bank operates five full-service offices serving customers in Gilbert, Green Valley, Oro Valley, Scottsdale and Tucson, Arizona. With the addition of Commerce Bank, on a pro forma combined basis, Bank 34 would have total assets of approximately $1 billion, gross loans of approximately $782 million and total deposits of approximately $819 million as of December 31, 2023. The combined bank will serve customers from eight full-service offices in Arizona and southern New Mexico. A scheduled systems conversion is planned for the weekend of March 23, 2024. The combined banks will operate as Southwest Heritage Bank beginning on March 25, 2024.

Chief Executive Officer Jim Crotty commented, “Our collective teams have gone through significant preparation and effort in anticipation of seeing this merger come to fruition. The combined team is excited to continue with our first-class customer service as we look to grow our market share as Southwest Heritage Bank.”

ABOUT BANCORP 34, INC. – Bancorp 34, Inc. headquartered in Scottsdale, Arizona, is the holding company for Bank 34. Bank 34 has three full-service community bank branches, one in Maricopa County, Arizona in the city of Scottsdale and one each in Otero and Dona Ana Counties in the cities of Alamogordo and Las Cruces in southern New Mexico.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Bancorp 34, Inc. (“Bancorp 34”). Words such as “may,” “will,” “believe,” “excited,” “look to,” “anticipate,” “expect,” “intend,” “opportunity,” “continue,” “should,” and “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	the integration of the businesses and operations of CBOF with Bancorp 34 may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to the combined company’s businesses;
•	the possibility that the anticipated benefits of the merger transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; and
•	other factors that may affect future results of Bancorp 34 including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

These forward-looking statements are also subject to the risks and uncertainties disclosed in Bancorp 34’s Annual Report on Form 10-K for the year ended 2023, Quarterly Reports on Form 10-Q and in other documents Bancorp 34 files with the SEC. Bancorp 34 disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.